EXHIBIT 3.4

                           CERTIFICATE OF ELIMINATION
                                       OF
                                  eGLOBE, INC.

                  eGlobe, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"),

                  DOES HEREBY CERTIFY:

                  FIRST:  That at a  meeting  of the Board of  Directors  of the
Corporation,   resolutions   were  duly  adopted   setting  forth  the  proposed
elimination of the Series A Participation Preferred Stock as set forth herein:

                RESOLVED, that, no authorized shares of Series A Participation Preferred Stock (the "Series A Preferred Stock") are outstanding and none of such authorized shares will be issued subject to the certificate of designations previously filed with respect to the Series A Preferred Stock;

                RESOLVED FURTHER, that, the Board hereby authorizes, empowers, and directs, in the name and on behalf of the Corporation, the officers of the Corporation, or any one or more of them, to, pursuant to Section 151(g) of the Delaware General Corporation Law, execute and file a Certificate of Elimination with the Secretary of State of the State of Delaware which shall have the effect when filed with the Secretary of State of the State of Delaware of eliminating from the Corporation's Restated Certificate of Incorporation all matters set forth in the certificate of designations with respect to the Series A Preferred Stock.

                  SECOND: None of the authorized shares of the Series A Participation Preferred Stock are outstanding and none will be issued.

                  THIRD: In accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, all references to the Series A Participation Preferred Stock in the Restated Certificate of Incorporation are hereby eliminated.


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                  IN  WITNESS  WHEREOF,   said  eGlobe,  Inc.  has  caused  this
certificate to be signed by Christopher J. Vizas, its Chairman of the Board of Directors and Chief Executive Officer, this 3rd day of August, 1999.

                                           eGLOBE, INC.


                                           By: /S/ CHRISTOPHER J. VIZAS
                                               ------------------------
                                               Christopher J. Vizas
                                               Chairman of the Board of
                                               Directors and Chief
                                               Executive Officer